                                                                   EXHIBIT 10.91

                            SECURED REVOLVING CREDIT
                                 LOAN AGREEMENT
                                  BY AND AMONG
                                 KR LIVONIA LLC,
                        PLYMOUTH PLAZA ASSOCIATES, L.P.,
                          550 WEST GERMANTOWN PIKE LLC,
                                       AND
                      WACHOVIA BANK, NATIONAL ASSOCIATION

                  $9,000,000 SECURED REVOLVING LINE OF CREDIT

                                 July 19, 2004

                                TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
ARTICLE 1 DEFINITIONS, CERTAIN RULES OF CONSTRUCTION............................    1
 1.1      Construct of Definitions..............................................    6
 1.2      Accounting Reports and Principles.....................................    6
 1.3      Business Day..........................................................    6
 1.4      Charging Accounts.....................................................    6
 1.5      Lender's Costs........................................................    6
 1.6      Other Terms...........................................................    6
ARTICLE 2 THE LOANS.............................................................    6
 2.1      Revolving Credit......................................................    6
 2.2      Repayment of Principal and Interest on Revolving Credit...............    7
 2.3      Note..................................................................    7
 2.4      General Provisions....................................................    7
ARTICLE 3 CONDITIONS PRECEDENT..................................................    9
 3.1      Closing...............................................................    9
 3.2      All Loan Fundings.....................................................   10
ARTICLE 4 REPRESENTATIONS AND WARRANTIES........................................   11
 4.1      Borrowers Represent...................................................   11
 4.2      Accuracy of Representations; No Default...............................   14
ARTICLE 5 AFFIRMATIVE COVENANTS.................................................   14
 5.1      Borrowers' Covenants..................................................   14
 5.2      Indemnification.......................................................   16
ARTICLE 6 NEGATIVE COVENANTS....................................................   17
 6.1      Borrowers' Negative Covenants.........................................   17
ARTICLE 7 DEFAULT...............................................................   18
 7.1      Events of Default.....................................................   18
 7.2      Remedies on Default...................................................   20
 7.3      Set-Off Rights Upon Default...........................................   20
 7.4      Singular or Multiple Exercise; Non-Waiver.............................   20
ARTICLE 8 MISCELLANEOUS.........................................................   20
 8.1      Integration...........................................................   20
 8.2      Modification..........................................................   21
 8.3      Amendments and Waivers................................................   21
 8.4      Notices...............................................................   21
 8.5      Survival..............................................................   22
 8.6      Closing...............,...............................................   22
 8.7      Successors and Assigns; Governing Law.................................   22
 8.8      Jurisdiction..........................................................   22
 8.9      Waiver of Jury Trial..................................................   22
 8.10     Participation.........................................................   23
 8.11     Joint and Several.....................................................   23
 8.12     Excess Payments.......................................................   23
 8.13     Partial Invalidity....................................................   23
 8.14     Compliance with Rules.................................................   23

 8.15     Headings..............................................................   23
 8.16     Counterparts..........................................................   24

Schedules

Schedule 2.4.1 - Notice of Borrowing
Schedule 4.1.4 - Schedule of Litigation

                                     SECURED
                                REVOLVING CREDIT
                                 LOAN AGREEMENT

            THIS SECURED REVOLVING CREDIT LOAN AGREEMENT, made as of this 19th day of July, 2004, by and among KR LIVONIA LLC, a Delaware limited liability company, PLYMOUTH PLAZA ASSOCIATES, L.P., a Delaware limited partnership and 550 WEST GERMANTOWN PIKE LLC, a Delaware limited liability company ("BORROWERS"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association ("LENDER").

                                   BACKGROUND

            Borrowers own and operate certain real estate situate in Livonia, Wayne County, Michigan, and Plymouth Township, Montgomery County, Pennsylvania (the "BUSINESS"). Borrowers desire to establish a committed secured revolving credit facility with Lender. Lender has agreed to extend such credit facility to Borrowers, subject to the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                   DEFINITIONS, CERTAIN RULES OF CONSTRUCTION

            "AFFILIATE" of a Person means a Person controlled by, controlling or in common control with another Person.

            "AGREEMENT" means this Secured Revolving Credit Loan Agreement, and any schedules, exhibits, riders, extensions, supplements, amendments, or modifications to this Secured Revolving Credit Loan Agreement.

            "APPLICABLE SPREAD" means one and three quarters of one percent (1.75%) per annum (that is, 175 "basis points").

            "APPRAISAL" means an appraisal of real estate prepared in accordance with Lender's then-current appraisal requirements and in accordance with all applicable Rules by a licensed real estate appraiser selected by Lender.

            "AUTHORIZED SIGNER" means any of the Persons listed on the certificates in form and substance acceptable to Lender, to be delivered to Lender at Closing in accordance with Section 3.1.11 hereof or any replacement certificate with respect thereto subsequently delivered to Lender.

            "BANKRUPTCY CODE" means Title 11 of the United States Code as now or hereafter in effect, or any successor statute.

            "BORROWER" means each of KR Livonia, Plymouth, and 550, which collectively are the "BORROWERS".

            "BUSINESS DAY" means any day other than a Saturday, a Sunday, or any day designated by Lender as a "holiday".

            "CLOSING" and "CLOSING DATE" mean the day on which this Agreement is executed by Borrowers and Lender.

            "CODE" means the Internal Revenue Code of 1986, as amended, from time to time, and any successor code or statute.

            "COMMITMENT AMOUNT" means $9,000,000, subject to increase as provided in Section 2.5 hereof.

            "DEPOSIT ACCOUNT" means a deposit account maintained by a Borrower with Lender.

            "DOLLARS" and the symbol "$" mean the lawful money of the United States of America.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "EST" means Eastern Standard Time.

            "EVENT OF DEFAULT" means each of the events set forth in Section 8.1 hereof.

            "FINANCIAL STATEMENTS" means a consolidated balance sheet, statement of income and expenses and statement of cash flows as at and for a designated period, all in accordance with GAAP, together with all notes pertaining thereto, and any other statements that Borrower may be required to deliver.

            "FISCAL QUARTER" means a fiscal quarter of Borrowers and KRT, which currently end on the last day of each March, June, September, and December.

            "FISCAL YEAR" means the fiscal year of Borrowers and KRT, which currently ends on December 31 of each year.

            "FUNDING DATE" means the Business Day on which a Loan is made.

            "GAAP" means, at any time, generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

            "GOVERNMENTAL APPROVALS" means all material authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to all governmental bodies.

            "GUARANTOR" means each of Kramont Operating Partnership, L.P., a Delaware limited partnership, and Kramont Realty Trust, a Maryland real estate investment trust, which collectively are the "GUARANTORS".

            "GUARANTY" means a joint and several guaranty and suretyship agreement executed by Guarantors with respect to the Indebtedness.

            "INDEBTEDNESS" means all amounts due from Borrowers to Lender pursuant to Article 2 and otherwise arising out of or in connection with this Agreement or any other Loan Document.

            "INTEREST RATE" means, on any day, the rate of interest then being charged by Lender on the outstanding principal balance of all Loans, which rate of interest shall, prior to the occurrence of any Event of Default, be equal to the LIBOR Market Index Rate plus the Applicable Spread.

            "KR LIVONIA" means KR Livonia LLC, a Delaware limited liability company.

            "KRT" means Kramont Realty Trust, a Maryland real estate investment trust.

            "KRT TOTAL DEBT" means all debt of KRT as reflected on KRT's Financial Statements determined in accordance with GAAP, including, but not limited to, indebtedness for borrowed money, guarantee obligations, reimbursement obligations for letters of credit and other contingent liabilities.

            "LAST REPORTED FISCAL YEAR" means, at any time, the most recently concluded fiscal year of the subject person for which financial statements have been delivered to Lender.

            "LENDER" means Wachovia Bank, National Association, a national banking association.

            "LENDER'S COSTS" means all reasonable costs and expenses of any kind paid or incurred by Lender in connection with the preparation, execution, delivery, amendment, modification, administration or termination of this Agreement or any other Loan Document, any amendments thereto, any transaction contemplated herein or any existing or future related agreements and the preservation, enforcement, defense and protection of Lender's rights, remedies, obligations and liabilities in any manner concerning this Agreement or any other Loan Document, or any transaction contemplated herein, including, but not limited to: (a) reasonable attorneys' fees and other expenses paid or incurred by Lender in enforcing, obtaining legal advice in preparing, reviewing, consummating, amending, restructuring, extending, terminating, defending, or preserving or protecting Lender's rights, remedies, obligations or liabilities in any manner concerning, this Agreement, any other Loan Document or any amendments thereto, or any transaction contemplated herein or any existing or future related agreements; and (b) wire transfer charges in such amounts as Lender may from time to time establish for such service.

            "LIEN" means any interest in specific property securing an obligation owed to, or a claim, right or interest of, any Person, whether created by agreement, statute, common law or judicial or governmental authority action or proceeding, including, but not limited to, any security interest, lien, encumbrance, mortgage, assignment, pledge, conditional sale, lease, consignment or bailment.

            "LIBOR MARKET INDEX RATE" means, for any day, the rate for 1-month U.S. dollar deposits as reported on Dow Jones Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Lender from another recognized source or interbank quotation).

            "LOAN DOCUMENTS" means this Agreement, the Note, the Mortgages, and every other document executed by any Borrower in favor of Lender delivered pursuant to this Agreement.

            "LOANS" means all advances made under the Revolving Credit.

            "LOAN YEAR" means each of the twelve-month periods that commences on August 1st of any calendar year during the term of this Agreement.

            "MATERIALLY ADVERSE EFFECT" means, with respect to Borrowers, a materially adverse effect upon Borrowers' ability to perform their obligations under the Loan Documents in accordance with their respective terms, as reasonably determined by Lender.

            "MORTGAGE" means each of the mortgages and security agreements granted by a Borrower to Lender as security for the Indebtedness and mat encumbers a portion of the Mortgaged Property.

            "MORTGAGED PROPERTY" means the Real Estate, including all land, all structures, all easements appurtenant to or benefiting the Real Estate, the improvements and all fixtures, machinery and equipment necessary or incidental to the general operation and maintenance thereof and all replacements thereof or additions thereto.

            "NOTE" means the note executed by Borrowers in favor of Lender to evidence Borrowers' repayment obligations under this Agreement.

            "NOTICE OF BORROWING" means a notice substantially in the form of
Schedule 2.4.1 attached hereto and made a part hereof executed by any one of the Borrowers.

            "OP" means Kramont Operating Partnership, L.P., a Delaware limited partnership.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "PERMITTED LIENS" means (i) liens for taxes, assessments or governmental charges or claims which are not overdue (or which are being contested in good faith by appropriate proceedings promptly instated and diligently conducted, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor); (ii) any judgment lien in an amount not in excess of $250,000; provided that, within 30 days after the entry of the judgment secured thereby, such judgment shall be vacated, satisfied, bonded or otherwise discharged or execution thereof shall be stayed pending appeal; and further provided that such judgment shall be discharged within 60 days after the expiration of any such stay; (iii) easements, rights-of-way, encroachments, covenants, conditions, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of a Borrower and that have been approved by Lender; (iv) zoning provisions and governmental restrictions not interfering with the ordinary conduct of the business of a Borrower; and (v) trade payables in the ordinary course of any Borrower's business.

            "PERSON" means an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

            "PLYMOUTH" means Plymouth Plaza Associates, L.P., a Delaware limited partnership.

            "PRIME RATE" means that rate of interest per annum established by the Lender from time to time as its "prime rate", which may not represent the lowest rate charged by the Lender to other borrowers, or to any class of borrowers, at any time or from time to time.

            "REAL ESTATE" means (i) the real property owned by KR Livonia that is located in Livonia, Wayne County, Michigan, (ii) the real property owned by Plymouth that is located in Plymouth Township, Montgomery County, Pennsylvania, and (iii) the real property that is owned by 550 that is located in Plymouth Township, Montgomery County, Pennsylvania, all as described in the Mortgage.

            "REVOLVING CREDIT" means the Loans which may be borrowed, repaid and reborrowed in the maximum amount outstanding at any one time of the Commitment Amount, all as more fully described in Section 2.1 hereof.

            "RICO" means the Racketeer Influenced and Corrupt Organization Act, as amended by the Comprehensive Crime Control Act of 1984, 18 USC Sections 1961-68.

            "RULES" means any law, regulation, or rule of practice whether or not having the force of law by which Lender is bound or to which it adheres.

            "TERMINATION DATE" means August 1, 2007, or such extension of the Termination Date that may be effected pursuant to Section 2.4.7 hereof or as may otherwise be agreed to in writing by Lender.

            "TRANSACTION FEE" means the transaction fee provided for in Section
2.4.6 of the Agreement.

            "UNMATURED EVENT OF DEFAULT" means and refers to any event, act or occurrence which with the passage of time or giving of notice or both becomes an Event of Default.

            "550" means 550 West Germantown Pike LLC, a Delaware limited liability company.

            1.1 Construct of Definitions. All terms defined herein shall be construed to include the plural or the singular, and references to persons in the masculine or neuter gender shall refer to all persons or entities, as the context requires.

            1.2 Accounting Reports and Principles. The character or amount of any asset, liability, account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement or any other Loan Document, shall be construed, determined or made, as the case may be, in accordance with GAAP, consistently applied, unless such principles are inconsistent with any express provision of this Agreement.

            1.3 Business Day. Whenever any payment or other obligation hereunder, whether under the Note or under another Loan Document, is due on a day other than a Business Day, such shall be paid or performed on the Business Day next following the prescribed due date, except as otherwise specifically provided for herein to the contrary, and such extension of time shall be included in the computation of interest and charges. Any reference made herein or in any other Loan Document to an hour of day shall refer to the then prevailing Philadelphia, Pennsylvania time, unless specifically provided herein to the contrary.

            1.4 Charging Accounts. Whenever Borrowers are obligated, pursuant to
Article 2 hereof or pursuant to the Note or any other Loan Document, to make a payment of any nature to Lender, Lender shall be entitled, and Borrowers hereby authorize Lender to draw against, any Deposit Account owned by any Borrower on account of such fees and expenses or payments due. Upon such drawing, Lender shall deliver to the affected Borrower a notice setting forth, in reasonable detail, the amount of the fees, expenses and/or payments to be satisfied by such draw, and the name or number of the account or accounts from which the draw was made.

            1.5 Lender's Costs. Borrowers shall, upon the request of Lender, pay Lender the amount of all unpaid Lender's Costs within fifteen (15) days after such notice. Until payment is received by Lender, all past due and owing interest payments, fees and all past due Lender's Costs shall be deemed to be part of the principal balance of the Loan and bear interest at the Prime Rate.

            1.6 Other Terms. The words "herein", "hereof, "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits hereto, as the same may from, time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Any reference to an "Article", a "Section", or an "Exhibit" shall refer to the relevant Article of, Section of, or Exhibit to this Agreement, unless otherwise specifically indicated.

                                   ARTICLE 2
                                   THE LOANS

            2.1 Revolving Credit. Provided that no Event of Default has occurred and is continuing, and subject to the terms and conditions set forth herein, commencing on the Closing

Date and expiring on the Termination Date, Lender shall extend to Borrowers the Revolving Credit pursuant to which Lender shall make Loans to Borrowers up to an aggregate of the Commitment Amount outstanding at any one time, which any Borrower may from time to time, borrow, repay and reborrow.

            2.2 Repayment of Principal and Interest on Revolving Credit.

                  2.2.1 Interest on the outstanding principal balance of all Loans shall be charged the then-current Interest Rate.

                  2.2.2 Principal of the Revolving Credit shall be paid in full on the Termination Date.

                  2.2.3 Interest at the Interest Rate (calculated on the basis of a 360 day year but charged for the actual number of days in any year or part thereof) on all Loans from time to time outstanding shall be payable from the Funding Date thereof to maturity, monthly in arrears, on the tenth (10th) day of each calendar month, with the first payment to be made on the tenth (10th) day of the month following the month in which the first Loan is made, and at maturity.

            2.3 Note. To evidence Borrowers' obligations under the Revolving Credit and this Agreement, Borrowers shall execute and deliver the Note to Lender at Closing.

            2.4 General Provisions.

                  2.4.1 Notice of Borrowing. Whenever a Borrower desires to borrow under this Agreement, such Borrower shall deliver by telecopy to Lender a properly completed and executed Notice of Borrowing, in the form attached hereto as Schedule 2.4.1, no later than 10 a.m., EST on the proposed Funding Date. The Notice of Borrowing shall specify (a) the proposed Funding Date (which shall be a Business Day), (b) the amount of the proposed Loan and (c) the Deposit Account into which the proceeds of the Loan shall be deposited.

                  2.4.2 Funding. Provided that there then exists no Event of Default or Unmatured Event of Default, Lender shall cause Loans to be made available to the requesting Borrower on or before 1:00 p.m., EST on the Funding Date pertaining thereto by depositing the amount thereof in the designated Deposit Account.

                  2.4.3 Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payment on the Loans not paid when due, and any other amount due to Lender under this Agreement or any other Loan Document not paid when due, in any case whether at stated maturity, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the Prime Rate from time to time in effect.

                  2.4.4 Prepayment. Borrowers may prepay all or any portion of the Loans at any time, and from time to time, without penalty or premium.

                  2.4.5 Manner and Time of Payment. All payments of principal, interest and fees hereunder and under the Note shall be made by Borrowers without notice, set off or counterclaim and in immediately available same day funds and delivered to Lender not later than 2:00 p.m.. on the date due at Lender's office located at PA 1245, 123 S. Broad Street, Philadelphia, Pennsylvania, 19109 for the account of Lender. Funds received by Lender after that time shall be deemed to have been paid by Borrowers on the next succeeding Business Day.

                  2.4.6 Transaction Fee. Borrower agrees to pay to Lender an initial Transaction Fee in the amount of $50,000, which Transaction Fee shall be due and payable at Closing without notice or demand.

                  2.4.7 Postponement of Termination Date. Borrower may, by written notice to Lender not earlier than five (5) months nor later than three
(3) months before the then-current Termination Date, elect to postpone the Termination Date for one (1) year, which election may be exercised repeatedly, provided that the Termination Date may not be so postponed to a date that is later than August 3, 2009. No such election, however, shall be effective (i) if at the time such notice is received by Lender or on the then-current Termination Date there exists any Event of Default or (ii) if Borrowers fail to pay to Lender, prior to the then-current Termination Date, an extension fee equal to one-quarter of one percent (0.25%) of the Commitment Amount or (iii) if the expiration date of any environmental insurance policy delivered to Lender pursuant to Section 3.1.13 hereof is sooner than the date to which the Termination Date is so postponed, unless such expiration date shall be extended, prior to the date to which the Termination Date is so postponed, for at least the additional year.

                        2.4.8 Lender's Records Conclusive. Lender's records of all Loans and repayments of Loans shall be conclusive in the absence of manifest error.

                        2.4.9 Conditional Payment. Borrowers agree that checks and other instruments received by Lender in payment or on account of the Indebtedness constitute only conditional payment until such items are actually paid to Lender. Borrowers waive any right Borrowers may have to direct the application of any and all payments at any time or times hereafter received by Lender on account of the Indebtedness. Borrowers agree that Lender shall have the continuing exclusive right to apply and reapply such payments, as set forth in the Note, in any order as Lender may deem advisable, notwithstanding any entry by Lender upon its books.

            2.5 Increase in Commitment Amount. The Commitment Amount shall automatically increase by an amount equal to eighty percent (80%) of the amount by which the Appraisal for the real property owned by KR Livonia that is located in Livonia, Wayne County, Michigan exceeds $4,520,000.00, provided, however, that in no event shall the Commitment Amount exceed $10,000,000.

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

            The performance by Lender of any of its obligations hereunder subject to the following conditions precedent:

            3.1 Closing. Borrowers shall deliver or cause to be delivered to Lender on the Closing Date (except as otherwise indicated herein), in form and substance satisfactory to Lender and its counsel, in addition to this Agreement, the following documents and instruments and the following transactions shall have been consummated:

                  3.1.1. The Note;

                  3.1.2. The Mortgages;

                  3.1.3 An Absolute Assignment of Leases and Rents with respect to the Mortgaged Property, executed and acknowledged by each Borrower;

                  3.1.4. The Guaranty;

                  3.1.5. A copy of KR Livonia's limited liability company operating agreement and certificate of formation, and a copy of resolutions of KR Livonia authorizing the execution, delivery and performance by KR Livonia of this Agreement and of the Note, all other Loan Documents and all other documents and instruments required by Lender for the implementation of this Agreement to which KR Livonia is a party, all certified by the manager of KR Livonia to be true and correct copies of the originals and to be in full force and effect as of the Closing Date;

                  3.1.6. Copies of the limited partnership agreement and certificate of limited partnership of each of Plymouth, 550 and OP, and a copy of resolutions of each of Plymouth, 550 and OP, authorizing the execution, delivery and performance of the Loan Documents and all other documents and instruments required by Lender for the implementation of this Agreement to which Plymouth, 550 or OP is a party, all certified by the appropriate general partner of Plymouth, 550 and OP to be true and correct copies of the originals and to be in full force and effect as of the Closing Date;

                  3.1.7. A copy of KRT's Trust Agreement, and a copy of resolutions adopted by KRT's Board of Trustees authorizing the execution, delivery and performance of the Guaranty and the other Loan Documents to which KRT is a party, certified by an officer of KRT to be true, correct and complete copies of the originals and to be in full force and effect as of the Closing Date;

                  3.1.8. An incumbency and signature certificate with respect to each Person authorized to execute and deliver, on behalf of each Borrower, of KRT and of OP, this Agreement, the Note, the other Loan Documents, and all other documents and instruments required by Lender for the implementation of this Agreement;

                  3.1.9. An opinion of Borrowers' and Guarantors' counsel, in form acceptable to Lender;

                  3.1.10. A Notice of Borrowing with respect to any Loan, the funding of which is requested as of the Closing Date;

                  3.1.11. A certificate executed by the manager or general partner of each Borrower, designating the Authorized Signers on behalf of such Borrower;

                  3.1.12. A current Appraisal of the portions of the Mortgaged Property owned by Plymouth and 550;

                  3.1.13. A Phase I Environmental Assessment Report of the portion of the Mortgaged Property owned by 550, prepared by a reputable engineering firm approved by, and in form and content acceptable to, Lender or, in lieu of such report, a policy of environmental insurance with respect to such portion of the Mortgaged Property, the coverages, terms and conditions of which policy are, and which policy is issued by an insurer, acceptable to Lender in good faith, which policy insures Lender with respect to such portion of the Mortgaged Property for a term ending no earlier than the Termination Date;

                  3.1.14. Current property condition reports for the Real Estate owned by KR Livonia and by Plymouth;

                  3.1.15. A current ALTA/ACSM survey of the Mortgaged Property that is owned by KR Livonia and Plymouth, respectively, certified to KR Livonia and Plymouth, respectively, Lender and Lender's title insurer, prepared in accordance with the most current ALTA/ACSM standards, in form acceptable to Lender;

                  3.1.16 A marked-up title commitment, issued by a national title insurance company acceptable to Lender, insuring each Mortgage as a first lien on good and marketable fee simple title to the applicable portion of the Mortgaged Property, subject only to matters of record acceptable to Lender in good faith; and

                  3.1.17. Such additional documents or instruments as may be required by this Agreement or as Lender may reasonably require.

            3.2 All Loan Fundings. On the Funding Date: (a) Lender shall have received a Notice of Borrowing as required by Section 2.4.1; (b) the representations and warranties set forth in Article 4 hereof shall be true and correct on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties relate to an earlier date or changes have theretofore been disclosed to Lender in writing and not objected to; (c) no Event of Default shall have occurred and be continuing; and (d) Borrowers shall be in compliance with all of the terms and conditions hereof, of the Note, and of all other Loan Documents, in each case on and as of the date of the performance of such obligations by Lender.

            Each Loan shall be deemed to constitute a representation and warranty by Borrowers on the respective Funding Date as to the matters specified in clauses (b), (c) and (d) of this Section 3.2.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

            4.1 Borrowers represent and warrant to Lender as follows:

                  4.1.1 Good Standing.

                        4.1.1.1 Each Borrower has the power and authority to own and operate such Borrower's properties and to carry on such Borrower's Business where and as contemplated; is a limited liability company or limited partnership duly qualified to do business in, and is in good standing in, the State of Delaware (as to all Borrowers), Michigan (as to KR Livonia), Pennsylvania (as to Plymouth and 550) and in every other jurisdiction where the nature of any Borrower's Business requires such qualification except where the failure to do so will not have a Materially Adverse Effect on such Borrower.

                        4.1.1.2 KRT has the power and authority to own and operate its properties and to carry on its business where and as contemplated; is duly qualified to do business in, and is in good standing in, the State of Maryland and in every jurisdiction where the nature of KRT's business requires such qualification except where the failure to do so will not have a Materially Adverse Effect on KRT.

                        4.1.1.3 OP has the power and authority to own and operate OP's properties and to carry on OP's business where and as contemplated; is a limited partnership duly qualified to do business in, and is in good standing in, the State of Delaware and in every jurisdiction where the nature of OP's business requires such qualification except where the failure to do so will not have a Materially Adverse Effect on OP.

                  4.1.2 Power and Authority.

                        4.1.2.1 The making, execution, issuance and performance by Borrowers of this Agreement, the Note and the other Loan Documents, have been duly authorized by all necessary limited liability company action and will not violate any provision of law or regulation or of the operating agreement or limited partnership agreement of any Borrower; will not violate any agreement, trust or other indenture or instrument to which any Borrower is a party or by which any Borrower or any of its property is bound, so that this Agreement, the Note, and the other Loan Documents, when executed and delivered, will be valid and binding obligations of any Borrower, enforceable in accordance with their respective terms.

                        4.1.2.2 The making, execution, issuance and performance by KRT of the Guaranty have been duly authorized by all necessary trust action and will not violate any provision of law or regulation or of the trust agreement of KRT; will not violate any agreement, trust or other indenture or instrument to which KRT is a party or by which KRT or any of its property is bound, so that the Guaranty, when executed and delivered, will be valid and binding obligations of KRT, enforceable in accordance with its terms.

                        4.1.2.3 The making, execution, issuance and performance by OP of the Guaranty, have been duly authorized by all necessary partnership action and will not violate any provision of law or regulation or of the limited partnership agreement of OP; will not violate any agreement, trust or other indenture or instrument to which OP is a party or by which OP or any of its property is bound, so that the Guaranty, when executed and delivered, will be valid and binding obligation of OP, enforceable in accordance with its terms.

                  4.1.3 Financial Condition. The audited Financial Statements of Borrowers and the Guarantors, together with income and surplus statements as at and for the year ended December 31, 2003 heretofore furnished to Lender, are complete and correct in all material respects, have been prepared in accordance with GAAP, consistently applied, and fairly present the financial condition of Borrowers and the Guarantors as of said dates and the results of Borrowers' and Guarantor's operations for the periods then ended. Except as set forth on such statements, neither Guarantor has any fixed, accrued or contingent obligation or liability for taxes or otherwise that is not disclosed or reserved against on its balance sheets which would have a Materially Adverse Effect on such Guarantor. Borrowers and Guarantors have filed all federal, state and local tax returns required to be filed by it with any taxing authority. Since December 31, 2003 (or with respect to fundings after the date hereof, the date of the balance sheet most recently delivered to Lender), there has been no material adverse change in the condition of any Borrower's or either Guarantor's financial position or otherwise from that set forth in the balance sheet as of said date. Borrowers do not believe, and have no reason to believe, that there has been or will be a change relating to the Business of any Borrower or of the business of Guarantors that would cause a Materially Adverse Effect on any Borrower or either Guarantor.

                  4.1.4 No Litigation. Except as set forth on Schedule 4.1.4 hereto, there are no suits or proceedings pending, or, to the knowledge of Borrower, threatened against or affecting any Borrower or either Guarantor, title to the Mortgaged Property or any part thereof, issuance or validity of any zoning variance or other zoning or sub-division approval affecting the Mortgaged Property or any license or certificate of occupancy which has been issued in connection with the Mortgaged Property, that would have a Materially Adverse Effect on any Borrower or either Guarantor, and neither any Borrower nor either Guarantor is in default in the performance of any agreement to which any Borrower or such Guarantor may be a party or by which any Borrower or such Guarantor is bound, except as previously disclosed to Bank in writing, or with respect to any order, writ, injunction, or any decree of any court, or any federal, state, municipal or other government agency or instrumentality, domestic or foreign, which is likely to have a Materially Adverse Effect on any Borrower.

                  4.1.5 Compliance. Each Borrower, to the best of Borrowers' knowledge, has all Governmental Approvals necessary for the conduct of each Borrower's Business, and the conduct of each Borrower's Business is not and has not been in violation of any such Governmental Approvals or any applicable federal or state law, rule or regulation, the failure of which to obtain or to comply with would, in any such case, have a Materially Adverse Effect on any Borrower. No Borrower requires any Governmental Approvals to enter into, or perform under, this Agreement, the Note or any other Loan Document.

                  4.1.6 Compliance with Regulations T, U and X. No Borrower is engaged principally, or as one of such Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

                  4.1.7 ERISA. With respect to each employee pension benefit plan (within the meaning of Section 3(2) of ERISA other than any multiemployer plan" within the meaning of Section 3 (3 7) of ERISA) (hereinafter, a "Plan"), maintained for employees of any Borrower or of any trade or business (whether or not incorporated) which is under common control with any Borrower (within the meaning of Section 4001 (b)(1) of ERISA), (i) there is no accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), as of the last day of the most recent plan year of such Plan heretofore ended, taking into account contributions made or to be made within the time prescribed by Section 412(c)(10) of the Code; (ii) each such Plan has been maintained in accordance with its terms and ERISA; and (iii) mere has been no "reportable event" within the meaning of Section 4043 of ERISA and the regulations thereunder for which the 30-day notice requirement has not been waived. No Borrower has incurred any liability to the PBGC other than required insurance premiums, all of which, that have become due as of the date hereof, have been paid. No Borrower is party to any multiemployer plan.

                  4.1.8 Environmental.

                        4.1.8.1 Except where failure to comply would not have or result in a Materially Adverse Effect on any Borrower or as set forth in any environmental site assessment heretofore delivered by any Borrower to Lender, each Borrower has, to the best of Borrowers' knowledge, in the conduct of its Business, and the ownership and use of its properties, complied, in all material respects, with all federal, state and local, laws, rules, regulations, judicial decisions and decrees pertaining to the use, storage or disposal of hazardous waste or toxic materials.

                        4.1.8.2 Except where failure to comply would not have or result in a Materially Adverse Effect on Borrowers or as set forth in the aforesaid environmental site assessments, to the best of Borrowers' knowledge:
(i) no hazardous substance, pollutant or contaminant (as defined in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Section 9601, as amended by the Superfund Amendments and Re-authorization Act of 1986 (Pub. L. No. 99-499, 100 Stat. 1613 (1986) (SARA) or 40 CFR Part 261, whichever is applicable) is present on the Mortgaged Property in any quantity in excess of those allowed by applicable law; (ii) except for dry cleaning establishments, retail gasoline stations, retail stores customarily found in shopping centers, printing and photocopying services and normal maintenance activities, the primary operations of any business being conducted on any portion the Real Estate do not involve any hazardous substance or waste within the meaning of any other applicable state or local environmental laws, rules, regulations or ordinances; (iii) no Borrower has been identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under the above referenced laws or otherwise; and (iv) all materials that are located on any of the Mortgaged Property in lawful amounts are properly stored and maintained in containers appropriate or such purposes.

                  4.1.9 Other Contractual Obligations. This Agreement does not, and the performance by Borrowers and Guarantors of their respective obligations and covenants under the Loan Documents to which they are a party will not, violate any other contractual obligation of any Borrower or either party Guarantor.

                  4.1.10 Investment Company Act. No Borrower is an Investment Company within the meaning of the Investment Company Act of 1940.

                  4.1.11 Public Utility Holding Company Act. No Borrower is a Public Utility Holding Company within the meaning of the Public Utility Holding Act.

                  4.1.12 RICO. No Borrower has engaged in any conduct or taken or, to its knowledge, omitted to take any action which violates RICO,

            4.2 Accuracy of Representations; No Default. The information set forth herein and on each of the Schedules hereto, in the Note, the other Loan Documents and each document delivered to Lender in connection herewith is complete and accurate and contains full and true disclosure of pertinent financial and other information in connection with the Loan. None of the foregoing contains any untrue statement of a material fact or omits to state a material fact necessary to make the information contained herein or therein not misleading or incomplete. No Event of Default or, to Borrowers' knowledge, Unmatured Event of Default hereunder, under the Note or the other Loan Documents, has occurred.

                                    ARTICLE 5
                             AFFIRMATIVE COVENANTS

            5.1 Borrowers' Covenants. As long as any portion of the Indebtedness remains outstanding and unpaid or Lender has any obligation to extend Loans hereunder, Borrowers covenant and agree that, in the absence of prior written consent of Lender, Borrowers will:

                  5.1.1 Deliver to the Lender, (i) with respect to each Borrower, within 45 days after the end of each Fiscal Quarter of each Borrower and (ii) with respect to KRT, when KRT's quarterly financial results are made public, (a) an income and expense statement, balance sheet, and statement of cash flows, with respect to the operations and financial condition of each Borrower and of the Guarantors, which may be on a consolidated basis, during and as of the last day of such Fiscal Quarter, prepared and certified by KRT's chief financial officer or chief accounting officer and, solely as to statements of the Guarantors, reviewed by KRT's regularly engaged independent certified public accountants, (b) a copy of KRT's Form 10-Q that is then required to be filed with the U.S. Securities and Exchange Commission, and (c) also an income and expense statement for such Fiscal Quarter, current rent-roll, leasing status report and reported gross sales by tenant for each of the separate properties that constitute the Mortgaged Property;

                  5.1.2 Deliver to the Lender, within 120 days after the end of each Fiscal Year of Borrower and the Guarantors, (i) audited consolidated financial statements of the Guarantors, including an income and expense statement, balance sheet, statement of cash flows, and a statement of contingent liabilities, which financial statements shall include the unqualified opinion of a national firm of certified public accountants reasonably acceptable to Lender,
(ii) a copy of KRT's Form 10-K that is then required to be filed with the U.S. Securities and Exchange Commission; (iii) an income and expense settlement for each Borrower, balance sheet and statement of cash flows for such fiscal year, prepared and certified by KRT's chief financial officer or chief accounting officer;

                  5.1.3 With reasonable promptness furnish to Lender such additional information and data concerning the business and financial condition of Borrowers and the Guarantors as may be reasonably requested by Lender; afford, and cause to be afforded, Lender or its agents reasonable access to the financial books and records, computer records and properties of Borrowers and the Guarantors at all reasonable times during normal business hours and permit, and cause Guarantors to permit, Lender or its agents during normal business hours to make copies and abstracts of same and to remove such copies and abstracts from Borrowers' and Guarantors' premises and permit Lender or its agents the right to converse directly with the independent accounting firm then engaged by KRT to prepare its audited Financial Statements;

                  5.1.4 Cause the prompt payment and discharge of all taxes, governmental charges and assessments levied and assessed or imposed upon the Mortgaged Property or any portion thereof, and pay all other claims which, if unpaid, might become liens or charges upon the Mortgaged Property, provided, however, that nothing in this Section shall require Borrowers to pay any such taxes, claims or assessments which are not overdue or which are being contested in good faith and by appropriate proceedings, with adequate reserves therefore being available or having been set aside if required by Lender in good faith;

                  5.1.5 Maintain each Borrower's existence as a limited liability company or a limited partnership and cause KRT to maintain its existence as a "real estate investment trust" under Section 856 of the Internal Revenue Code of 1986, as amended from time to time; maintain, and cause KRT to maintain, and all necessary foreign qualifications in good standing; continue to comply with all applicable statutes, rules and regulations with respect to the conduct of Borrowers' Business or KRT's business as presently conducted to the extent the same are material to the financial condition of Borrowers or the conduct of Borrowers' Business or KRT's business as presently conducted; maintain such necessary licenses and permits required for the conduct of Borrowers' Business or KRT's business as presently conducted, in each case if the failure so to maintain or comply would have a Materially Adverse Effect on Borrowers or KRT;

                  5.1.6 Promptly defend, and cause KRT to defend, all actions, proceedings or claims which would have a Materially Adverse Effect on Borrowers or KRT and promptly notify Lender of the institution of, or any change in, any such action, proceeding or claim if the same is in excess of $250,000 for any single action, proceeding or claim and $500,000 (other than claims covered by insurance in the ordinary course of business and booked on Borrowers' or KRT's balance sheet) in the aggregate, or would have a Materially Adverse Effect on Borrowers or KRT if adversely determined;

                  5.1.7 Comply in all material respects with the requirements of ERISA applicable to any employee pension benefit plan (within the meaning of Section 3 (2) of ERISA), sponsored by a Borrower. With respect to any such plan, other than any "multiemployer plan" (within the meaning of Section 3 (37) of ERISA), in the case of a "reportable event" within the meaning of Section 404.3 of ERISA and the regulations thereunder for which the 30-day notice requirement has not been waived, or in the case of any other event or condition which presents a material risk of the termination of any such plan by action of the PBGC or a Borrower, the subject Borrower shall furnish to Lender a certificate of the Chief Financial Officer of the subject Borrower identifying such reportable event or such other event or condition and setting forth the action, if any, that the subject Borrower intends to take or has taken with respect thereto, together with a copy of any notice of such reportable event or such other event or condition filed with the PBGC or any notice received by the subject Borrower from the PBGC evidencing the intent of the PBGC to institute proceedings to terminate any such plan. Such certificate of the Chief Financial Officer or such other notice to be furnished to Lender in accordance with the preceding sentence shall be given in the manner provided for in Section 8.4 hereof: (i) within 30 days after the Borrower knows of such reportable event or such other event or condition; (ii) as soon as possible upon receipt of any such notice from the PBGC; or (iii) concurrently with the filing of any such notice with the PBGC, as the case may be. For purposes of this Section, Borrowers shall be deemed to have all knowledge attributable to the administrator of any such plan;

                  5.1.8 Immediately notify Lender of: (i) the occurrence or imminent occurrence of any event which causes or would imminently cause (A) any change in the business, property, prospects or financial condition of Borrowers or a Guarantor that would have a Materially Adverse Effect on Borrowers or either Guarantor or (B) the occurrence of any other Event of Default hereunder; and (ii) the institution of, or the issuance of any order, judgment, decree or other process in, any litigation, investigation, prosecution, proceeding or other action by any governmental authority or other Person against any Borrower or either Guarantor and that have a Materially Adverse Effect on Borrowers.

                  5.1.9 Maintain in effect policies of insurance insuring the Borrowers and the Mortgaged Property, as required by the terms of the Mortgage.

                  5.1.10 Cause each component of the Mortgaged Property to be managed by an Affiliate of KRT.

                  5.1.11 Cause the outstanding principal balance of the Revolving Credit to be not more than $2,000,000 for a period of at least thirty
(30) consecutive days during each Loan Year.

            5.2 Indemnification. Borrowers hereby indemnify and agrees to protect, defend, and hold harmless Lender and Lender's directors, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, the Note the other Loan Documents and any transaction contemplated herein or therein including, but not limited to, claims based upon any act or failure to act by Lender in connection with this Agreement, the Note, the other Loan Documents and any transaction contemplated herein or therein; provided that Borrowers shall not be liable for any portion of such losses, damages, expenses or liability resulting from Lender's gross negligence or willful misconduct or that of Lender's directors, officers, employees, agents, attorneys or shareholders. If Borrowers shall have knowledge of any claim or liability hereby indemnified against, it shall promptly give written notice thereof to Lender. THIS COVENANT SHALL SURVIVE PAYMENT OF THE INDEBTEDNESS.

                  5.2.1 Lender shall promptly give Borrowers written notice of all suits or actions instituted against Lender with respect to which Borrowers have indemnified Lender, and Borrowers shall timely proceed to defend any such suit or action. Lender shall also have the right, at the expense of Borrowers, to participate in or, at Lender's election, assume the defense or prosecution of such suit, action, or proceeding, and in the latter event Borrowers may employ counsel and participate therein. Lender shall have the right to adjust, settle, or compromise any claim, suit, or judgment after notice to Borrowers, unless any Borrower desires to litigate such claim, defend such suit, or appeal such judgment and simultaneously therewith deposits with Lender additional collateral security sufficient to pay any judgment rendered, with interest, costs, legal fees and expenses; and the right of Lender to indemnification under this Agreement shall extend to any money paid by Lender in settlement or compromise of any such claims, suits, and judgments in good faith, after notice to Borrowers.

                  5.2.2 If any suit, action, or other proceeding is brought by Lender against Borrowers for breach of Borrowers' covenant of indemnity herein contained, separate suits may be brought as causes of action accrue, without prejudice or bar to the bringing of subsequent suits on any other cause or causes of action, whether theretofore or thereafter accruing.

                                    ARTICLE 6
                               NEGATIVE COVENANTS

            6.1 Borrowers' Negative Covenants. As long as any portion of the Indebtedness shall remain outstanding and unpaid or Lender has any obligation to extend Loans hereunder, Borrowers covenant and agree that, in the absence of prior written consent of Lender, no Borrower will:

                  6.1.1 Materially change the general character of such Borrower's Business from that in which it is currently engaged; enter into or permit a Guarantor to enter into, proceedings in total or partial dissolution; or otherwise take any action or omit to take any action which would have a Materially Adverse Effect on Borrowers or such Borrower's Business;

                  6.1.2 Use any part of the proceeds of the Loans to purchase or carry, or to reduce, retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock;

                  6.1.3 Except in such manner as will not have a Materially Adverse Effect on any Borrower, use, generate, treat, store, dispose of, or otherwise introduce any hazardous substances, pollutants, contaminants, hazardous waste, residual waste or solid waste (as defined above) into or the Mortgaged Property and will not knowingly cause, suffer, allow, or permit anyone else to do so in violation of any applicable statute, law, ordinance rule or regulation;

                  6.1.4 Engage in any conduct or take or fail to take any action which will, or would, if the facts and circumstances relative thereto were discovered, violate RICO;

                  6.1.5 Merge with any other Person, regardless of whether a Borrower is the surviving entity; or

                  6.1.6 Permit any lien or encumbrance to exist against any portion of the Mortgaged Property, other than Permitted Liens.

                                   ARTICLE 7
                                    DEFAULT

            7.1 Events of Default. The occurrence of any one or more of the following events, conditions or states of affairs, shall constitute an "Event of Default" hereunder, under the Note and under each of the other Loan Documents, provided however, that nothing contained in this Article 7 shall be deemed to enlarge or extend any grace period provided for in the Note or any other Loan
Document:

                  7.1.1 Failure by Borrowers to pay the Indebtedness or any portion thereof within five (5) days after the date on which the same becomes due;

                  7.1.2 Failure by Borrowers to observe or perform any agreement, condition, undertaking or covenant in this Agreement (other than payment of the Indebtedness), or in any other agreement by and between Borrowers and Lender that is not a Loan Document or between Lender and any of a Borrower's subsidiaries or Affiliates, including without limitation thereto, any note or guaranty heretofore or hereafter executed by any Borrower in favor of Lender and arising out of a transaction other than the one contemplated by this Agreement, which failure, if it does not consist of the failure to pay money to Lender and is susceptible to being cured, is not cured within twenty (20) days after written notice from Lender (but if such failure cannot reasonably be cured within such twenty (20) day period, such shall not be an Event of Default if a Borrower or its subsidiaries or Affiliates has commenced such cure within such twenty (20) day period and thereafter diligently pursues such cure to its completion);

                  7.1.3 The occurrence of any "Event of Default" as defined in the Note, any Mortgage or any other Loan Document;

                  7.1.4 The occurrence of any monetary event of default in excess of $1,000,000 under any document that evidences or secures any portion of KRT's Total Debt, after expiration of any applicable grace period provided in such document, and the occurrence of any event of default under any such document which results in the acceleration of any portion of KRT's Total Debt;

                  7.1.5 Any representation or warranty of the Borrower made, or deemed made pursuant to Section 3.2 hereof, in this Agreement, the Note, the other Loan Documents or any statement or information in any report, certificate, Financial Statement or other instrument furnished by Borrowers in connection with making of this Agreement, the making of any Loan hereunder or in compliance with the provisions hereof or any other Loan Document shall have been false or misleading in any material respect when so made, deemed made or furnished;

                  7.1.6 Any Borrower shall become insolvent or unable to pay its debts as they mature, or file a voluntary petition or proceeding seeking liquidation, reorganization or other relief with respect to itself under any provision of the Bankruptcy Code or any state bankruptcy or insolvency statute, or make an assignment or any other transfer of assets for the benefit of its creditors, or apply for or consent to the appointment of a receiver for its assets, or suffer the filing against its property of any attachment or garnishment or take any action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against any Borrower seeking liquidation, reorganization or other relief with respect to its debts under the Bankruptcy Code or any other bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days (it being understood that no delay period applies with respect to any default arising under this Section by reason of the filing of a voluntary petition by a Borrower under the Bankruptcy Code or any state bankruptcy or insolvency statute or the making of an assignment or other transfer of assets for the benefit of a Borrower's creditors or by reason of a Borrower applying for or consenting to the appointment of a receiver for Borrower's assets); or an order for relief shall be entered against any Borrower under any provision of the Bankruptcy Code or any state bankruptcy or insolvency statute as now or hereafter in effect;

                  7.1.7 Entry of a final judgment or judgments against any Borrower by a court of law for the payment of money in an amount exceeding an aggregate of $250,000 outstanding at any one time: (i) which is not fully (other than to the extent of the applicable deductible) or unconditionally covered by insurance; or (ii) for which such Borrower has not established a cash or cash equivalent reserve in the amount of such judgment or judgments that were entered by a court of record against such Borrower; or (iii) enforcement of such judgment or judgments has not been stayed or said judgment or judgments shall continue in effect for a period of sixty (60) consecutive days without being vacated, discharged, satisfied or bonded pending appeal;

                  7.1.8 Except as between or among Borrowers and their Affiliates, there shall be any sale, conveyance, transfer, mortgage, pledge, hypothecation or grant of any security interest in or of any ownership interest in Borrower by a Person, or there shall be a transfer of day-to-day management and control of KRT to a Person other than an Affiliate, except in connection with a merger, consolidation or acquisition involving either Guarantor, without the prior written consent of Lender, which shall not be unreasonably withheld; or

                  7.1.9 Regardless of the intent or knowledge of Borrower, if the validity, binding nature or enforceability of any material term, provision, condition, covenant or agreement contained in this Agreement, the Note, any other Loan Document or in any other existing or future agreement between any Borrower and Lender shall be wrongfully disputed by, on behalf of, or in the right or name of any Borrower or if any such material term, provision, condition, covenant or agreement shall be found or declared to be invalid, non-binding, unenforceable or avoidable by any governmental authority or court and the parties cannot agree upon substitutions therefor within 30 days;

then, and in every such event, the Lender may, at its election, (i) by notice to Borrowers terminate the commitment to lend contained in this Agreement, and it shall thereupon terminate, and (ii) without notice to any Borrower, other than as specifically required by this Agreement, declare the Note (together with accrued interest thereupon) to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrowers. For purposes of this Section 7.1, the occurrence of any of the events described in Sections 7.1.6 or 7.1.7 pertaining to a Guarantor shall also be an Event of Default.

            7.2 Remedies on Default. Upon the occurrence and continuation of any Event of Default, Lender may at its election forthwith declare all Indebtedness to be immediately due and payable, without protest, demand or other notice (which are hereby expressly waived by Borrowers) and, in addition to the rights specifically granted hereunder or now or hereafter existing in equity, at law, by virtue of statute or otherwise (each of which rights may be exercised at any time and from time to time), Lender may exercise the rights and remedies available to Lenders at law or in equity or under this Agreement, the Note, the Mortgages, the Guaranty and any of the other Loan Documents or any other agreement by and between Borrower and Lender in accordance with the respective provisions thereof.

            7.3 Set-Off Rights Upon Default. Upon and during the continuance of any Event of Default, Lender, in addition to any remedies set forth above, shall have the right at any time and from time to time without notice to any Borrower (to the extent permitted by law) (any such notice being expressly waived by Borrowers and to the fullest extent permitted by applicable Rules, to set off, to exercise any banker's lien or any right of attachment or garnishment and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final) , accounts or monies at any time held by Lender and other indebtedness at any time owing by Lender to or for the account of any Borrower against any and all Indebtedness or other obligations of any Borrower now or hereafter existing under this Agreement, the Note or any other Loan Document, whether or not Lender shall have made any demand hereunder or thereunder.

            7.4 Singular or Multiple Exercise; Non-Waiver. The remedies provided herein, in the Note and in the other Loan Documents or otherwise available to Lender at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

                                    ARTICLE 8
                                  MISCELLANEOUS

            8.1 Integration. This Agreement, the Note and the other Loan Documents shall be construed as one agreement, and in the event of any inconsistency, the provisions of the Note shall control over the provision of this Agreement or any other Loan Document, and the provisions of this Agreement shall control over the provisions of any other Loan Document. This Agreement, the Note and the other Loan Documents contain all the agreements of the parties hereto with respect to the subject matter of each thereof and supersede all prior or contemporaneous discussions and agreements with respect to such subject matter.

            8.2 Modification. Modifications or amendments of or to the provisions of this Agreement, the Note or any other Loan Document shall be effective only if set forth in a written instrument signed by Lender and Borrowers.

            8.3 Amendments and Waivers. Any provision of this Agreement or the Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrowers and Lender.

            8.4 Notices. Except as hereinelsewhere specifically allowed with respect to a Notice of Borrowing, any notice or other communication by one party hereto to the other shall be in writing and shall be deemed to have been validly given upon receipt if by hand delivery, or by overnight delivery service or by telecopier, or two days after mailing if mailed, first class mail, postage prepaid, return receipt requested, addressed as follows:

                If to any Borrower:

                        c/o Kramont Realty Trust
                        Plymouth Plaza
                        680 West Germantown Pike
                        Plymouth Meeting, PA 19462
                        Attn: Etta Strehle, Treasurer
                        Telecopier: (610)834-8428

                All with a copy to:

                        Kramont Realty Trust
                        Plymouth Plaza
                        680 West Germantown Pike
                        Plymouth Meeting, PA 19462
                        Attention: General Counsel
                        Telecopier: (610)834-8110

                If to the Lender:

                        Wachovia Bank, National Association
                        PA 1245
                        123 S. Broad Street
                        Philadelphia, PA 19109
                        Attn: Kimberly A. Ludtke, Vice President
                        Telecopier: (215)670-6530

                With a copy to:

                        Kenneth I. Rosenberg, Esquire
                        Schnader Harrison Segal & Lewis LLP
                        1600 Market Street, 36th Floor
                        Philadelphia, PA 19103
                        Telecopier: (215)751-2205

            8.5 Survival. The terms of this Agreement and all agreements, representations, warranties and covenants made by Borrowers and Lender in any other Loan Document shall survive the issuance and payment of the Note and shall continue as long as any portion of the Indebtedness shall remain outstanding and unpaid; provided, however, that the covenants set forth in Sections 5.2, 8.8, and 8.9 hereof and all other covenants of Borrowers to indemnify Lender shall survive the payment of the Indebtedness. Borrowers hereby acknowledge that Lender has relied upon the foregoing in making the Loan.

            8.6 Closing. Closing hereunder shall not occur later than July 31, 2004 at the offices of Lender's counsel, or at such other time and place as the parties hereto may determine.

            8.7 Successors and Assigns; Governing Law. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however that Borrowers shall not assign this Agreement, or any rights or duties arising hereunder, without the express prior written consent of Lender and that, subject to the right to enter into participation arrangements under Section 8.10 hereof, Lender may not assign its rights or duties arising hereunder without the express prior written consent of Borrowers. This Agreement shall be construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania for contracts made and to be performed in Pennsylvania.

            8.8 Jurisdiction. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER. ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP EVIDENCED HEREBY, BORROWERS HEREBY IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA WHERE LENDER MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. BORROWERS AGREE THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWERS.

            8.9 Waiver of Jury Trial. BORROWERS HEREBY WAIVE, AND LENDER BY ITS ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL

INDUCEMENT FOR LENDER TO ENTER INTO, ACCEPT OR RELY UPON THIS AGREEMENT.

            8.10 Participation. Lender may, upon the prior consent of Borrowers, such consent not to be unreasonably withheld, enter into a participation arrangement with respect to the Revolving Credit or any Loan made or committed to be made under this Agreement and may provide all information in its possession relating to Borrowers to any current or prospective participating lender.

            8.11 Joint and Several. The obligations and liabilities of Borrowers under this Agreement shall be joint and several.

            8.12 Excess Payments. If Borrowers shall pay any interest under the terms of the Note at a rate higher than the maximum rate allowed by applicable law, then such excess payment shall be credited as a payment of principal Loans, unless a Borrower notifies Lender in writing to return the excess payment to Borrowers.

            8.13 Partial Invalidity. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

            8.14 Compliance with Rules. Lender shall not be required by operation or effect of any provision of this Agreement to violate any statute or regulation under state or federal law, including all Rules.

            8.15 Headings. The heading of any Article or Section contained in this Agreement is for convenience of reference only and shall not be deemed to amplify, limit, modify or give full notice of the provisions thereof.

            8.16 Exculpation of Borrowers. This Agreement and all documents, agreements, understandings, and arrangements relating to this transaction have been executed by an individual in his capacities as an officer of Plymouth Plaza LLC, a Delaware limited liability company ("Plymouth GP"), which is the general partner of Plymouth Plaza Associates, L.P., a Delaware limited partnership ("Plymouth"), 550 West Germantown Pike Manager LLC, a Delaware limited liability company ("550 Manager"), which is the managing member of 550 West Germantown Pike LLC, a Delaware limited liability company ("550") and KR Livonia Manager LLC, a Delaware limited liability company ("Livonia Manager"), which is the manager of KR Livonia LLC ("Livonia"), respectively (Plymouth, 550 and Livonia being referred to, collectively, as the "Owners" and together with Plymouth GP, 550 Manager and Livonia Manager, collectively, as the "Subsidiaries"), each of which is an indirect subsidiary of Kramont Realty Trust (the "Trust") which has been formed as a Maryland Real Estate Investment Trust pursuant to a Declaration of Trust of Kramont Realty Trust dated November 12, 1999, and not individually, and neither the officer executing this Agreement, the officers, managers, members or partners of the Subsidiaries, the trustees, officers, or shareholders of the Trust, nor any of the Trust's subsidiaries other than Plymouth, 550 and Livonia, shall be bound or have any personal liability hereunder. The party contracting with the Owners shall look solely to the estate and property of the Owners in the Property for satisfaction of any liability of the Owners in respect of this Agreement and all documents, agreements, understandings, and arrangements relating to this transaction, and will not seek recourse or commence any action against the officer executing this Agreement, the officers, manager's, members or partners of the Subsidiaries, the trustees, officers, or shareholders of the Trust, nor any of the Trust's subsidiaries other than Plymouth, 550 and Livonia, or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. Notwithstanding the foregoing, this Section 8.16 does not affect or limit the liability of any person under any separate documents executed by such person in favor of Mortgagee, which liability shall only be limited as set forth in such other documents. The foregoing shall also apply to any future documents, agreements, understandings, arrangements, and transactions between the parties hereto.

            8.17 Counterparts. This Agreement may be signed in counterparts each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement under seal, intending to be legally bound hereby, as of the day and year first above written.

                                       550 WEST GERMANTOWN PIKE LLC,
                                       a Delaware limited liability company

                                       By: 550 West Germantown Pike
                                           Manager LLC, a Delaware limited
                                           liability company, its managing
                                           member

                                           By: /s/ Louis P. Meshon
                                               ---------------------------------
                                               Name: Louis P. Meshon, Sr.
                                               Title: President

                                       KR LIVONIA LLC,
                                       a Delaware limited liability company

                                       By: KR Livonia Manager LLC, a Delaware
                                           limited liability company,
                                           its manager

                                           By: /s/ Louis P. Meshon
                                               ---------------------------------
                                               Name: Louis P. Meshon, Sr.
                                               Title: President

                       (Signatures continued on next page)

                                  PLYMOUTH PLAZA ASSOCIATES, L.P.,
                                       a Delaware limited partnership

                                       By: Plymouth Plaza LLC, a Delaware
                                           limited liability company, its
                                           general partner

                                           By: /s/ Louis P. Meshon
                                               ---------------------------------
                                               Name: Louis P. Meshon, Sr.
                                               Title: President

                                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                       By: /s/ Kimberly A. Ludtke,
                                           -------------------------------------
                                           Name: Kimberly A. Ludtke,
                                           Title: Vice President

                                 SCHEDULE 2.4.1
                              NOTICE OF BORROWING

________________________
Wachovia Bank, National Association
PA 1245
123 S. Broad Street
Philadelphia, PA 19109

                                                         _________________, 200_

            This Notice of Borrowing ( "Notice") is provided to Wachovia Bank, National Association (the "Lender") to evidence the desire of _________________________________ ("Borrower") to borrow funds in the form of a
Loan pursuant to Section 2.1 of the Secured Revolving Credit Loan Agreement, dated as of ________________________, 2004, by and among Borrower, certain Affiliates of Borrower and Lender (the "Loan Agreement"). All capitalized terms not defined herein shall have the same meaning as provided in the Loan Agreement unless the context clearly requires to the contrary.

            Borrower desires to borrow $_________________________ to be funded on ______________________, 200__ (the "Funding Date"). Such Loan shall be deposited into Borrower's Deposit Account #_______________.

            The undersigned hereby certifies that no Event of Default or, to its knowledge, Unmatured Event of Default under the Loan Agreement has occurred and is continuing.

                                       [Borrower Name]

                                       By: _____________________________________
                                            Name:
                                            Title:

                                 SCHEDULE 4.1.4

                                   LITIGATION

      Neither any Borrower nor either Guarantor is presently involved in any material litigation, nor to Borrowers' knowledge is any material litigation threatened against any Borrower, either Guarantor or any of their properties, other than routine litigation arising in the ordinary course of business and which is expected to be covered by liability insurance.